UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 4, 2025

Date of Report (date of earliest event reported)

Acuren Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42524	66-1076867
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14434 Medical Complex Drive, Suite 100

Tomball, Texas 77377

(Address of principal executive offices and zip code)

(800) 218-7450

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 4, 2025 (the “Closing Date”), Acuren Corporation, a Delaware corporation (“Acuren”), completed its previously announced acquisition of NV5 Global, Inc., a Delaware corporation (“NV5”), pursuant to the Agreement and Plan of Merger, dated as of May 14, 2025 (the “Merger Agreement”), by and among Acuren, Ryder Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acuren (“Merger Sub I”), Ryder Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Acuren (“Merger Sub II”), and NV5. Pursuant to the terms of the Merger Agreement, (i) Merger Sub I merged with and into NV5 (the “First Merger”), with NV5 surviving the First Merger as a direct wholly owned subsidiary of Acuren (the “Initial Surviving Corporation”), and (ii) the Initial Surviving Corporation merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub II surviving the Second Merger as a direct wholly owned subsidiary of Acuren (the “Final Surviving Corporation”). The issuance of Acuren common stock, par value $0.0001 per share (“Acuren Common Stock”), in connection with the Merger was approved by a majority of the votes cast at the 2025 annual meeting of stockholders of Acuren held on July 31, 2025.

Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On the Closing Date, in connection with the Merger, Acuren entered into the Second Amendment to Credit Agreement (the “Second Amendment”), by and among Acuren Delaware Holdco, Inc., a wholly-owned subsidiary of Acuren (the “Initial Borrower”), Acuren Holdings, Inc., a wholly-owned subsidiary of Acuren (“Holdings” and, together with the Initial Borrower, the “Borrowers”), Acuren, the other Loan Parties (as defined in the Credit Agreement referred to below) party thereto, the Amendment No. 2 Lenders (as defined therein) party thereto, and Jefferies Finance LLC, as administrative agent (the “Administrative Agent”), which amended the Credit Agreement, dated as of July 30, 2024, by and among the Borrowers, Acuren, the other Loan Parties party thereto, the lenders from time to time party hereto, the L/C Issuers from time to time party thereto, the Administrative Agent and Jefferies Finance LLC, as collateral agent, as amended by that certain First Amendment to Credit Agreement, dated as of January 31, 2025, by and among Acuren, the Initial Borrower, Holdings, the other Loan Parties party thereto, the Amendment No. 1 Term Loan Lenders (as defined therein), and the Administrative Agent (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

The Second Amendment amended the Credit Agreement to (i) include new term loans in an aggregate principal amount of $875 million (the “Amendment No. 2 Term Loans”) and (ii) increase the aggregate amount of the senior secured revolving credit facility to $125 million. From and after the Closing Date, principal payments on the Amendment No. 1 Term Loans (as defined in the Credit Agreement) and the Amendment No. 2 Term Loans, commencing on September 30, 2025, will be made in quarterly installments on the last day of each fiscal quarter in an amount equal to approximately $4.13 million, subject to adjustments in accordance with the Credit Agreement. The Amendment No. 2 Term Loans, together with the Amendment No. 1 Term Loans, will mature on July 30, 2031. The proceeds of the Amendment No. 2 Term Loans were used to finance the Merger and pay transaction costs associated with the Second Amendment.

All other material terms of the Credit Agreement, as amended by the Second Amendment, remained unchanged.

Relationships

Acuren and certain of its affiliates have previously entered into commercial financial arrangements with certain of the lenders, and/or their respective affiliates, and each of these entities and/or their affiliates has in the past provided financial, advisory, investment banking and other services to Acuren and its affiliates, including serving (1) as a book runner and/or global coordinator for the Acuren’s initial public offering in the United Kingdom, (2) as a lender and/or in other related capacities in connection with the Credit Agreement and the various term loans and revolving credit facility under the Credit Agreement, (3) as financial advisor and capital markets advisor in connection with the Acuren’s acquisition of Holdings and NV5, and (4) as lead placement agent in connection with the Acuren’s private placement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, which is incorporated into this Item 2.01 by reference, on the Closing Date, Acuren completed its previously announced acquisition of NV5. As a result of the Merger, each share of common stock of NV5, par value $.01 per share (the “NV5 Common Stock”), issued and outstanding immediately prior to the effective time of the First Merger (the “First Effective Time”), other than Excluded Shares (as defined below) and Appraisal Shares (as defined below) was converted into the right to receive (i) 1.1523 shares of Acuren Common Stock (the “Per-Share Share Consideration”) and (ii) cash in the amount of $10.00 (the “Per-Share Cash Consideration” and, together with the Per-Share Share Consideration, the “Merger Consideration”). No fractional shares of Acuren Common Stock will be issued in the First Merger, and holders of NV5 Common Stock will, instead, receive cash in lieu of fractional shares of Acuren Common Stock, if any, as provided in the Merger Agreement.

In addition, at the First Effective Time:

(i)	each share of NV5 Common Stock, that was owned by any of Acuren, Merger Sub I, Merger Sub II or NV5 (including shares held as treasury stock or otherwise) or any of their respective subsidiaries immediately prior to the First Effective Time (collectively, the “Excluded Shares”) was automatically cancelled and ceased to exist and no consideration was delivered in exchange for such shares of NV5 Common Stock;

(ii)	each share of NV5 Common Stock that was outstanding immediately prior to the First Effective Time and that was held by any Person who was entitled to demand and properly demanded appraisal of such shares of NV5 Common Stock in accordance, and who complied in all respects, with Section 262 of the Delaware General Corporation Law (“Section 262”) (each such share, an “Appraisal Share”) was automatically cancelled and ceased to exist and each holder of an Appraisal Share ceased to have any rights with respect thereto, except the right to appraisal of the fair value of such Appraisal Share in accordance with Section 262;

(iii)	each NV5 RSA (as defined in the Merger Agreement) that was outstanding immediately prior to the First Effective Time was assumed by Acuren and converted into a restricted stock award relating to a number of shares of Acuren Common Stock equal to 2.0387 shares of Acuren Common Stock per NV5 RSA, rounding to the nearest whole number of shares; and

(iv)	each NV5 Executive RSA (as defined in the Merger Agreement) that was outstanding immediately prior to the First Effective Time automatically vested in full accelerated in accordance with its terms and was converted into the right to receive, for each share of NV5 Common Stock represented thereby, the right to receive the Per Share Merger Consideration, less applicable tax withholdings.

The issuance of Acuren Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Acuren’s registration statement on Form S-4 (File No. 333-287888) (the “Registration Statement”), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2025. The joint proxy statement/prospectus, dated July 1, 2025, included in the Registration Statement contains additional information about the Merger (the “Joint Proxy Statement/Prospectus”).

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the copy of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Directors

In connection with the Merger and pursuant to the terms of the Merger Agreement, Acuren increased the size of its Board of Directors (the “Board”) at the effective time of the Second Merger (the “Second Effective Time”) from eight members to eleven members and appointed Dickerson Wright, Benjamin Heraud and Byron Roth (collectively, the “New Directors”) to the Board, effective as of the Second Effective Time. The New Directors have not been appointed to serve on a Board committee at this time. The Board has determined that other than Ben Heraud, each of the New Directors is “independent” within the meaning of NYSE rules.

Other than the Merger Agreement, there are no arrangements or understandings between the New Directors and any other person pursuant to which they were selected as directors. The New Directors do not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Other than Ben Heraud, the New Directors will receive compensation for their service as directors in accordance with the policies and procedures previously approved by the Board for independent directors of Acuren, as more fully described in Acuren’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Director Compensation”. The annual cash retainer for each of Messrs. Dickerson and Roth will be prorated for 2025 to reflect the effective date of their appointment and each will also receive an annual restricted stock grant, in accordance with the terms of Acuren’s 2024 Equity Incentive Plan.

In connection with the foregoing appointments, Acuren has entered into its standard form of indemnification agreement with each of the New Directors.

Appointment of President and Chief Operating Officer

In connection with the Merger, on the Closing Date, Ben Heraud was appointed as President and Chief Operating Officer of Acuren.

Mr. Heraud, age 43, was appointed Chief Executive Officer of NV5 on January 6, 2025. From March 1, 2024 until January 5, 2025, Mr. Heraud served as the Co-Chief Executive Officer of NV5, and prior to that he served as Chief Operating Officer for NV5 since May 2017 when he joined NV5 through the acquisition of Energenz. Mr. Heraud co-founded Energenz in Hong Kong in November 2009 and was the Chief Executive Officer from 2013 through to its acquisition by NV5. Mr. Heraud has over 20 years of technical experience in the field of energy management consulting, building systems commissioning, analytics and design oversight. From 2006 to 2009 Mr. Heraud served as Senior Energy Consultant for Energetics in Sydney, Australia. Prior to this, from 2003 to 2006, he served as Energy and Design Engineer for Spotless Services in Wellington, New Zealand. Mr. Heraud earned a Bachelor of Science degree in Energy Management from Otago University.

Mr. Heraud did not enter into an employment agreement with Acuren in connection with his appointment as President and Chief Operating Officer. In connection with his appointment, the Compensation Committee approved the following compensation for Mr. Heraud: (i) a base salary of $556,000 and (ii) a one-time grant of restricted stock units of Acuren with a fair value of $750,000 to consist of (x) 50% time-based restricted stock units which will vest on September 30, 2028, and (y) 50% performance-based restricted stock units which will vest on September 30, 2026 if NV5 achieves its full year 2025 adjusted EBITDA target, in each case subject to the terms and conditions of Acuren’s form RSU award agreement and Acuren’s 2024 Equity Incentive Plan.

Other than the Merger Agreement, there are no arrangements or understandings between Mr. Heraud and any other person pursuant to which he was selected as President and Chief Operating Officer. Mr. Heraud does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 7.01 Regulation FD

Acuren issued a press release on August 4, 2025, announcing the closing of the Merger, which is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements

The audited consolidated balance sheets of NV5 as of December 28, 2024 and December 30, 2023 and the audited consolidated statements of net income and comprehensive income, statements of cash flows and statements of changes in stockholders’ equity of NV5 for the years ended December 28, 2024, December 30, 2023 and December 31, 2022, and the notes related thereto, are incorporated by reference to NV5’s Annual Report on Form 10-K for the Fiscal Year Ended December 28, 2024, filed on February 21, 2025 and amended on April 28, 2025 and May 30, 2025, and incorporated by reference into this Item 9.01(a).

The unaudited condensed consolidated balance sheets of NV5 as of March 29, 2025 and 2024 and the unaudited condensed consolidated statements of net income and comprehensive income, statements of cash flows and statements of changes in stockholders’ equity of NV5 for the three months ended March 29, 2025 and 2024, and the notes related thereto, are incorporated by reference to NV5’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 29, 2025, filed on May 2, 2025, and incorporated by reference into this Item 9.01(a).

(b)	Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) for the year ended December 31, 2024 and as of and for the three months ended March 31, 2025 are set forth in the Joint Proxy Statement/Prospectus filed on July 1, 2025 under the caption “Unaudited Pro Forma Condensed Consolidated Combined Financial Statements,” and is incorporated by reference in this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated May 14, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on May 15, 2025).

10.1*	Second Amendment to Credit Agreement, dated August 4, 2025, by and among Acuren Delaware Holdco, Inc., as the initial borrower, Acuren Holdings, Inc., as a borrower, Acuren Corporation, as holdings, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Jefferies Finance LLC, as administrative agent and as collateral agent.

99.1	Press Release, dated August 4, 2025.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Acuren agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acuren Corporation

Date: August 4, 2025	By:	/s/ Kristin Schultes
	Name:	Kristin Schultes
	Title:	Chief Financial Officer